                                                                    EXHIBIT 99.1

[GREY WOLF LOGO]          P R E S S   R E L E A S E

                              Contact:
                              David W. Wehlmann
                              Executive Vice President & Chief Financial Officer
--------------------------------------------------------------------------------

                               AMEX SYMBOL: GW

FOR IMMEDIATE RELEASE: HOUSTON, TEXAS - OCTOBER 22, 2003, GREY WOLF, INC. ANNOUNCES OPERATING RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2003.


Houston, Texas, October 22, 2003 -- Grey Wolf, Inc. ("Grey Wolf" or the "Company") (AMEX-GW), reported a net loss of $7.0 million, or $0.04 per share on a diluted basis, for the three months ended September 30, 2003, compared with a net loss of $6.1 million, or $0.03 per share on a diluted basis, for the third quarter of 2002. Revenues for the third quarter of 2003 were $72.4 million compared with revenues for the third quarter of 2002 of $61.1 million.

For the nine months ended September 30, 2003, the Company reported a net loss of $30.8 million, or $0.17 per share on a diluted basis, compared with a net loss of $12.4 million, or $0.07 per share on a diluted basis for the first nine months of 2002. The net loss for the nine months of 2003 includes approximately $8.5 million ($5.6 million after tax) in charges related to debt refinancing which was completed in the second quarter. Revenues for the first nine months of 2003 were $201.7 million compared with revenues for the first nine months of 2002 of $188.9 million.

Tom Richards, Chairman, President and Chief Executive Officer commented, "Our third quarter operating margin of $7.9 million was up a half million dollars from the previous quarter, reflecting Grey Wolf's capabilities in turnkey drilling. Robust turnkey bid activity continues, and we expect this segment of our business to remain strong. The market for rigs working under daywork contracts remains highly competitive despite the increase in rig count. As the rig count has increased, deep drilling has lagged which has impacted Grey Wolf's daywork margins as the bias of Grey Wolf's rig fleet is towards deep gas drilling."

Mr. Richards continued, "The fundamentals for natural gas remain positive and gas prices are at levels which should encourage both exploratory and developmental drilling. Leading edge bid rates in our core markets remain between $7,750 and $9,500 without fuel or top drives. As operators become more confident that current gas prices are sustainable, we believe their drilling programs will inevitably move to the deeper, more difficult geological plays which should improve our business in 2004. Nevertheless, we are working to improve operating margins by reducing overhead costs, and eliminating expenses that do not add essential value for our customers. We believe these cost cutting measures will further improve our operating margins."


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GREY WOLF, INC.
10370 Richmond Avenue o Suite 600 o Houston, Texas 77042-4136
(713) 435-6100 - Fax (713) 435-6170
www.gwdrilling.com

               GREY WOLF, INC. - PRESS RELEASE - OCTOBER 22, 2003


Grey Wolf averaged 62 rigs working in the third quarter of 2003, compared to 60 rigs in the second quarter of 2003 and 55 in the third quarter of 2002. The Company has averaged 64 rigs running to date in the fourth quarter. Total operating margin for the third quarter of 2003 was $7.9 million compared with $11.3 million a year ago and $7.4 million for the second quarter of 2003. Operating margin consists of revenues less drilling operations expenses. Grey Wolf's operating margin per rig day in the third quarter of 2003 was $1,389, compared to $2,225 per rig day for the third quarter a year ago and $1,350 for the second quarter of 2003. The lower operating margins compared to 2002 are primarily a result of the replacement of expiring term contracts with spot market contracts at lower rates.

Capital expenditures were $7.6 million for the third quarter of 2003. Capital expenditures for all of 2003 are projected to be $33.0 million to $35.0 million, subject to the actual level of rig activity. The Company currently has 80 marketed rigs and 22 cold-stacked rigs that can be deployed quickly with relatively little capital outlay. In addition, 15 inventory rigs are available for refurbishment and reactivation as demand dictates.

Based on currently anticipated levels of activity and dayrates, the Company expects to generate an operating margin of approximately $10.5 million, or $1,700 per rig day for the fourth quarter of 2003. Net loss per share is expected to be approximately $0.03 on a diluted basis, projecting an annual tax benefit rate of approximately 35%. The Company expects depreciation expense of approximately $12.9 million and interest expense of approximately $3.6 million in the fourth quarter of 2003.

Grey Wolf has scheduled a conference call October 23, 2003 at 9:00 a.m. CT to discuss third quarter 2003 results. The call will be webcast live on the internet through the Investor Relations page on the Company's website at:

                            HTTP://WWW.GWDRILLING.COM

To participate by telephone, call (800) 340-5808 domestically or (212) 346-6409 internationally ten to fifteen minutes prior to the starting time. The reservation number is 21161351. A replay of the conference call will be available by telephone from 11:00 a.m. CT on October 23, 2003 until 11:00 a.m. CT on October 28, 2003. The telephone number for the replay of the call is (800) 633-8284 domestically or (402) 977-9140 internationally and the access code is 21161351. The call will be available for replay through the Grey Wolf website for approximately two weeks after the conclusion of the call.



                                  Page 2 of 5

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GREY WOLF, INC.
10370 Richmond Avenue o Suite 600 o Houston, Texas 77042-4136
(713) 435-6100 - Fax (713) 435-6170
www.gwdrilling.com

               GREY WOLF, INC. - PRESS RELEASE - OCTOBER 22, 2003


This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The specific forward-looking statements cover our expectations and projections regarding demand for the Company's services, fourth quarter 2003 rig activity, dayrates and financial results, projected operating margins, projected operating margin per rig day, projected loss per share, projected annual tax benefit rate, the sufficiency of our capital resources and liquidity, depreciation, interest expense and capital expenditures in 2003. These forward-looking statements are subject to a number of important factors, many of which are beyond our control, that could cause actual results to differ materially, including oil and natural gas prices and trends in those prices, the pricing and other competitive policies of our competitors, uninsured or under-insured casualty losses, cost of insurance coverage, unexpected costs under turnkey drilling contracts, weather conditions, and the overall level of drilling activity in our market areas. Please refer to our Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 14, 2003, for additional information concerning risk factors that could cause actual results to differ materially from these forward-looking statements.

Grey Wolf, Inc., headquartered in Houston, Texas, is a leading provider of contract oil and gas land drilling services in the Ark-La-Tex, Gulf Coast, Mississippi/Alabama, South Texas, West Texas and Rocky Mountain regions with a total drilling rig fleet of 117.





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GREY WOLF, INC.
10370 Richmond Avenue o Suite 600 o Houston, Texas 77042-4136
(713) 435-6100 - Fax (713) 435-6170
www.gwdrilling.com

               GREY WOLF, INC. - PRESS RELEASE - OCTOBER 22, 2003



                                                       Three Months Ended                     Nine Months Ended
                                                          September 30,                         September 30,
                                                  ----------------------------          ----------------------------
                                                     2003               2002               2003               2002
                                                  ----------         ---------          ---------          ---------
                                                               (In thousands, except per share amounts)
                                                                             (Unaudited)
Revenues                                          $  72,383          $  61,118          $ 201,719          $ 188,884
Costs and expenses:
     Drilling operations                             64,517             49,801            179,371            146,167
     Depreciation                                    12,786             11,806             37,586             34,708
     General and administrative                       2,758              2,525              8,767              8,538
                                                  ---------          ---------          ---------          ---------
     Total costs and expenses                        80,061             64,132            225,724            189,413
                                                  ---------          ---------          ---------          ---------
Operating income (loss)                              (7,678)            (3,014)           (24,005)              (529)
Other income (expense):
     Gain (loss) on sale of assets                       (3)               (11)                90                117
     Interest income                                     96                430                812              1,334
     Interest expense                                (3,598)            (6,039)           (24,163)           (17,987)
     Other                                               --                  8                 14                139
                                                  ---------          ---------          ---------          ---------
     Other income (expense), net                     (3,505)            (5,612)           (23,247)           (16,397)
                                                  ---------          ---------          ---------          ---------
Net income (loss) before income taxes               (11,183)            (8,626)           (47,252)           (16,926)
Income taxes expense (benefit):
     Current                                             --                 --                 --             (1,871)
     Deferred                                        (4,233)            (2,495)           (16,496)            (2,699)
                                                  ---------          ---------          ---------          ---------
     Total income tax expense (benefit)              (4,233)            (2,495)           (16,496)            (4,570)
                                                  ---------          ---------          ---------          ---------
Net income (loss) applicable to
     common shares                                $  (6,950)         $  (6,131)         $ (30,756)         $ (12,356)
                                                  =========          =========          =========          =========

Basic and diluted net income (loss)
     per common share                             $   (0.04)         $   (0.03)         $   (0.17)         $   (0.07)
                                                  =========          =========          =========          =========

Weighted average common shares outstanding:
     Basic                                          181,235            181,011            181,186            180,905
                                                  =========          =========          =========          =========
     Diluted                                        181,235            181,011            181,186            180,905
                                                  =========          =========          =========          =========

Operating data for the periods:
     Total of operating days                          5,663              5,086             16,402             15,078
     Total revenue per day                        $  12,782          $  12,018          $  12,298          $  12,527
     Total operating margin per day                   1,389              2,225              1,363              2,833

     Daywork operating days                           4,828              4,520             14,078             13,838
     Daywork revenue per day                      $   9,230          $  10,503          $   9,307          $  11,095
     Daywork operating margin per day                   498              1,980                769              2,586

     Turnkey operating days                             835                566              2,324              1,240
     Turnkey revenue per rig day                  $  33,320          $  24,123          $  30,417          $  28,504
     Turnkey operating margin per rig day             6,541              4,189              4,957              5,587

               GREY WOLF, INC. - PRESS RELEASE - OCTOBER 22, 2003


                                                                     SEPTEMBER 30,      DECEMBER 31,
                                                                         2003               2002
                                                                     -------------      ------------
                                                                      (Unaudited)
                                                                              (In thousands)
CONDENSED BALANCE SHEET DATA:

Cash and cash equivalents                                               $ 55,105          $113,899
Restricted cash                                                              797               784
Other current assets                                                      56,361            50,481
                                                                        --------          --------
     Total current assets                                                112,263           165,164
Net property and equipment                                               412,166           420,791
Other assets                                                               5,339             4,668
                                                                        --------          --------
     Total assets                                                       $529,768          $590,623
                                                                        ========          ========

Total current liabilities                                               $ 51,826          $ 50,811
Contingent convertible senior notes                                      150,000                --
Senior notes                                                              84,890           249,613
Other long term liabilities                                                4,529             4,789
Deferred income taxes                                                     43,446            60,152
Shareholders' equity                                                     195,077           225,258
                                                                        --------          --------
     Total liabilities and equity                                       $529,768          $590,623
                                                                        ========          ========



                                                          Three Months Ended                        Nine Months Ended
                                                             September 30,                            September 30,
                                                      -------------------------------        -------------------------------
                                                         2003                2002               2003                2002
                                                      -----------         -----------        -----------         -----------
                                                                                    (Unaudited)
Number of Marketed Rigs                                   80                  70                 80                  70
                                                         ===                 ===                ===                 ===

Average Rigs Working
     Ark-La-Tex                                           14                  14                 14                  13
     Gulf Coast                                           18                  14                 17                  15
     South Texas                                          22                  22                 22                  22
     Rocky Mountain                                        3                   2                  2                   2
     West Texas                                            5                   3                  5                   3
                                                         ---                 ---                ---                 ---
Total Average Rigs Working                                62                  55                 60                  55
                                                         ===                 ===                ===                 ===






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